IRELAND	Exhibit 10.5

ITERUM THERAPEUTICS LIMITED

STOCK OPTION GRANT NOTICE

(2015 EQUITY INCENTIVE PLAN)

Iterum Therapeutics Limited (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby grants to Participant an option to purchase the number of Ordinary Shares set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth in this stock option grant notice (the “Grant Notice”), the attached Option Agreement (the “Option Agreement”), the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (US$ Per Share):
Total Exercise Price (US$):
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft, wire transfer or money order payable to the Company

☒ Pursuant to a “broker-assisted exercise”, “same day sale”, or “sell to cover” transaction if the shares are publicly traded

☐ Subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement, and the Plan. Participant acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this Option and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Participant, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Option, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By accepting this Option, Participant consents to the Company sharing and exchanging the information held in order to administer and operate the Plan (including personal details, data relating to participation,

1.

salary, taxation and employment and sensitive personal data e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (“the Information”) and providing the Company and/or its agents and/or third parties with the Information for the administration and operation of the Plan and Participant accepts that this may involve the Information being sent to a country outside the European Economic Area which may not have the same level of data protection laws as Ireland. Participant acknowledges that he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his local human resources representative.

ITERUM THERAPEUTICS LIMITED	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:	Address/Country:

ATTACHMENTS: Option Agreement, 2015 Equity Incentive Plan, Notice of Exercise

ATTACHMENT I

ITERUM THERAPEUTICS LIMITED

2015 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION; INTERNATIONAL)

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Option Agreement, Iterum Therapeutics Limited (the “Company”) has granted you an Option under its 2015 Equity Incentive Plan (the “Plan”) to purchase the number of the Company’s Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The Option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.    VESTING; CONTINUOUS SERVICE.

(a)    Subject to the provisions contained herein, your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

(b)    For purposes of this Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Option Agreement or determined by the Company, (i) your right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (that is your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and (ii) the period (if any) during which you may exercise the Option after such termination of your Continuous Service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Board or its duly authorized designee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Option (including whether you may still be considered to be providing services while on a leave of absence).

1.

2.    NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your Option and the exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.    METHOD OF PAYMENT; CURRENCY. You must pay the full amount of the exercise price for the shares you wish to exercise (including any Tax-Related Items, defined below). All amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States). Neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Ordinary Shares acquired upon exercise. You may pay the exercise price in cash or by check, bank draft, wire transfer or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)    Provided that at the time of exercise the Ordinary Shares are publicly traded, pursuant to a program that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)    Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issued upon exercise of your Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Ordinary Shares will no longer be outstanding under your Option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy any Tax-Related Items.

4.    WHOLE SHARES. You may exercise your Option only for whole Ordinary Shares.

5.    SECURITIES LAW COMPLIANCE. In no event may you exercise your Option unless the Ordinary Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. You understand that the Company is under no obligation to register or qualify the Ordinary Shares with any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Option Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

2.

6.    TERM. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. The term of your Option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)    immediately upon the termination of your Continuous Service for Cause;

(b)    90 days after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such 90 day period your Option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of 90 days after the termination of your Continuous Service; provided further, if during any part of such ninety-day period, the sale of any Ordinary Shares received upon exercise of your Option would violate the Company’s insider trading policy, then your Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of 90 days after the termination of your Continuous Service during which the sale of the Ordinary Shares received upon exercise of your Option would not be in violation of the Company’s insider trading policy;

(c)    12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d) below);

(d)    18 months after your death if you die either during your Continuous Service or within 90 days after your Continuous Service terminates for any reason other than Cause;

(e)    the Expiration Date indicated in your Grant Notice; or

(f)    the day before the 10th anniversary of the Date of Grant.

7.    EXERCISE.

(a)    You may exercise the vested portion of your Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable Tax-Related Items to the Company’s stock plan administrator, or to such other person as the Company may designate, together with such additional documents as the Company may then require, including any stockholders’ agreement.

(b)    By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any Tax-Related Items of the Company arising by reason of (i) the exercise of your Option, (ii) the lapse of any substantial risk of forfeiture to which the Ordinary Shares are subject at the time of exercise, or (iii) the disposition of Ordinary Shares acquired upon such exercise.

8.    LOCK-UP IN CONNECTION WITH PUBLIC OFFERING. By exercising your Option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any Option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a

3.

sale with respect to any Ordinary Shares or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company (filed in the United States under the Securities Act or similar regulations in such applicable jurisdiction) or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Ordinary Shares until the end of such period. You also agree that any transferee of any Ordinary Shares (or other securities) of the Company held by you will be bound by this Section. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.    TRANSFERABILITY. Except as otherwise provided in this Section, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Option and receive, on behalf of your estate, the Ordinary Shares or other consideration resulting from such exercise.

10.    RIGHT OF FIRST REFUSAL. Ordinary Shares that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s Constitution in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s Constitution at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)    Prior to the Listing Date, you may not validly Transfer (as defined below) any Ordinary Shares acquired upon exercise of your Option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i)    Before there can be a valid Transfer of any Ordinary Shares or any interest therein, the record holder of the Ordinary Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the

4.

Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Ordinary Shares which is subject to the provisions of your Option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Ordinary Shares acquired upon exercise of your Option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii)    For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 10(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the Option as a liability for financial accounting purposes).

(iii)    The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 10(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)    If, and only if, the option given pursuant to Section 10(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 10(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the ninetieth 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 10(a). The option exercise periods in this Section 10(a)(iv) will be adjusted to include any extension required to avoid the classification of your Option as a liability for financial accounting purposes.

(b)    As used in this Section 10, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of Ordinary Shares or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family (as defined below). In such case, the transferee or other recipient will receive and hold the Ordinary Shares so transferred subject to the provisions of this Section, and there will be no further transfer of such shares except in accordance with the terms of this Section 10. As used herein, the term “Immediate Family” will

5.

mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

(c)    None of the Ordinary Shares purchased on exercise of your Option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 10 have been complied with in all respects. The certificates of stock evidencing Ordinary Shares purchased on exercise of your Option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 10.

(d)    To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your Option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

11.    RIGHT OF REPURCHASE. To the extent provided in the Company’s Constitution in effect at such time the Company elects to exercise its right, the Company (or its designee as applicable) will have the right to repurchase all or any part of the Ordinary Shares you acquire pursuant to the exercise of your Option.

12.    COMPULSORY TRANSFER OF SHARES ON CESSATION OF CONTINUOUS SERVICE. Ordinary Shares that you acquire upon exercise of your Option may be subject to compulsory transfer provisions upon cessation of your Continuous Service in accordance with any such provisions that are contained in the Company’s Constitution at the time of such cessation; provided, however, that if there is no such compulsory transfer described in the Company’s Constitution at such time, the compulsory transfer provisions described below will apply. These compulsory transfer provisions will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)    Prior to the Listing Date, if your Continuous Service ceases for whatever reason then if the Board so determine in their absolute discretion at any time thereafter, the Board may direct you in writing to serve a notice of transfer offering all Shares held by you at that time (together the “Leaver Shares”) for sale. If you fail to serve a transfer notice within 10 Business Days of first being notified of this obligation to do so any director shall be deemed appointed hereunder as your attorney with authority in your name and on your behalf to serve a notice of

6.

transfer in respect of such Leaver Shares at any time thereafter and to execute and sign any and all agreements, instruments, deeds or other papers and documents and do all things in his name as the Company may in its absolute discretion consider necessary or desirable.

(b) Where Continuous Service ceases other than for Cause, the sale price of the Leaver Shares shall be the Fair Market Value of the Leaver Shares.

(c)    Where Continuous Service ceases for Cause, the sale price of the Leaver Shares shall be the lesser of (i) the aggregate of the amount paid by you on acquisition of the Leaver Shares being sold and (ii) the Fair Market Value of the Leaver Shares.

13.    OPTION NOT A SERVICE CONTRACT/NO COMPENSATION FOR LOSS. Your Option is not an employment or service contract, and nothing in your Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate. Under no circumstances on ceasing to be in employment or service of the Company will you be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which you might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

14.    WITHHOLDING OBLIGATIONS.

(a)    You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Ordinary Shares acquired pursuant to such exercise and the receipt of any dividends. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from payroll and any other amounts payable to you, including any proceeds due to you from the sale of Ordinary Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company on your behalf (including by means of

7.

a “same day sale” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board) pursuant to this authorization without further consent.

(c)    Upon your request and subject to approval by the Company and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Ordinary Shares otherwise issuable to you upon the exercise of your Option a number of whole Ordinary Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(d)    You may not exercise your Option unless all obligations of the Company and/or any Affiliate for Tax-Related Items are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company will have no obligation to issue a certificate for such Ordinary Shares unless such obligations are satisfied.

15.    TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Option or your other compensation. In particular, you acknowledge that this Option is exempt from Section 409A of the Code (if applicable) only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Ordinary Shares on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Because the Ordinary Shares is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the U.S. Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service (or any foreign taxation authority) asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the U.S. Internal Revenue Service.

16.    PERSONAL DATA. You understand that your employer, if applicable, the Company, and/or its Affiliates hold certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of your Option (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about you. You hereby provide express consent to the Company or its Affiliates to collect, hold, and process any such Personal Data and Sensitive Personal Data. You also hereby provide express consent to the Company and/or its Affiliates to transfer any such Personal Data and Sensitive Personal Data outside the country in which you are employed or retained, including transfers to the United States. The legal persons for whom such Personal Data are intended are the Company and any broker

8.

company providing services to the Company in connection with the administration of the Plan. You have been informed of your right to access and correct your Personal Data and/or Sensitive Personal Data by applying to the Company representative identified on the Grant Notice.

17.    NOTICES. Any notices provided for in your Option, the Grant Notice, this Option Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.    GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of this Option Agreement and those of the Plan, the provisions of the Plan will control. In addition, your Option (and any compensation paid or shares issued under your Option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act, if applicable, and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

19.    SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.    WAIVER. You acknowledge that a waiver by the Company of breach of any provision of the Option Agreement shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach of the Option Agreement.

21.    EFFECT ON OTHER EMPLOYEE BENEFITS. The value of this Option is an extraordinary item of compensation, which is outside the scope of your employment, service contract or consulting agreement, if any. The value of this Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

9.

22.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the option and on any Ordinary Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23.    LANGUAGE. If you have received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

24.    ADDITIONAL ACKNOWLEDGMENTS. You hereby consent and acknowledge that:

(a)    The rights and obligations of the Company under your Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Option.

(c)    You acknowledge and agree that you have reviewed your Option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Option, and fully understand all provisions of your Option.

(d)    This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)    All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)    Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Option as a condition to participating in the Plan and receipt of this Option. The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time.

(g)    This Option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past.

(h)    All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.

10.

*        *         *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

11.

ATTACHMENT II

2015 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

ITERUM THERAPEUTICS LIMITED

NOTICE OF EXERCISE

Iterum Therapeutics Limited

25-58 North Wall Quay

Dublin 1 Ireland

Date of Exercise:

This constitutes notice to ITERUM THERAPEUTICS LIMITED (the “Company”) under my stock option that I elect to purchase the below number of Ordinary Shares of the Company (the “Shares”) for the price set forth below.

Type of Option:		Nonstatutory

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	US$

Cash payment delivered herewith:	US$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2015 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option.

I hereby make the following certifications and representations with respect to the number of Ordinary Shares of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least 90 after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Constitution and/or applicable securities laws.

By exercising this Option I agree that I shall not sell, dispose of, transfer, make any short sale of, grant any Option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this provision and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record: